[LETTERHEAD OF SECURED SERVICES]


FOR IMMEDIATE RELEASE

           JOHN LUND NAMED CHIEF FINANCIAL OFFICER OF SECURED SERVICES

      STRONG PUBLIC COMPANY AND OPERATIONS EXPERIENCE TO HELP GUIDE GROWTH


NEW YORK,  NY,  NOVEMBER 2, 2005 -- Secured  Services Inc. (OTC Bulletin  Board:
SSVC), a leader in identity management and secure network access software and services, announced today that its Board of Directors has named John R. Lund as its chief financial officer. With almost 20 years of experience in finance and accounting in software, service and public accounting companies, Lund will drive the finance, accounting, treasury, human resource and legal functions, guiding Secured Services through future expected growth.

"John's depth of knowledge in financial operations and strategy formulation will be of great value to the company," stated Robert Skinner, president and chief executive officer of Secured Services. "In addition to his public company experience, John brings a strong background in human resources and corporate legal matters."

As CFO and a member of the executive management team, Lund will provide strategic leadership, as well as planning and oversight for all the financial activities of Secured Services. He will report to Robert Skinner.

Before joining Secured Services, Lund was the chief financial officer of HandySoft Global Corporation, where he was responsible for the company's accounting, treasury, and planning activities. Prior to HandySoft, Lund spent eight years with Cysive, Inc. as chief financial officer, treasurer, and director. With responsibility for accounting, treasury, planning, legal, human resources and information management functions, Lund helped guide Cysive through explosive growth and a public offering. Lund holds a BS from Brigham Young University and is a Certified Public Accountant.

About Secured Services

Secured Services delivers Secured User Management software for identity-based management of enterprise IT security, operations, and regulatory compliance. Deploying rapidly and without disruption to any infrastructure, Identiprise(TM) is a comprehensive identity and network access management solution for complete administration, security, and audit of a user's application and network access privileges, both wired and wireless. SECURE THE USER. SECURE THE CONNECTION. EVERYWHERE. Learn more at secured-services.com. Investor inquiries contact Bill Arnold, Crosslink Financial Communications (415) 388-4675. Media inquiries contact Bruce Lovett (703) 599-9943, blovett@secured-services.com.

Forward-Looking Statement

STATEMENTS MADE IN THIS NEWS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS OR PERFORMANCES ARE FORWARD-LOOKING STATEMENTS. ANY STATEMENT CONTAINING WORDS SUCH AS "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS," AND SIMILAR WORDS, IS FORWARD-LOOKING, AND THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED ON CURRENT EXPECTATIONS. CONSEQUENTLY, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS. REFERENCE IS MADE TO SECURED SERVICES ("THE COMPANY") PUBLIC FILINGS WITH THE US SECURITIES AND EXCHANGE COMMISSION FOR FURTHER INFORMATION REGARDING THE COMPANY AND ITS OPERATIONS.

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